UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934.

DATE OF REPORT:  AUGUST 19, 2009  (Date of earliest event reported)

THE ITALIAN OVEN, INC.
(Exact name of registrant as specified in its charter)

PA                                          0-27182                  25-1624305
                                                  (State or other jurisdiction                          (Commission File         IRS Employer
of incorporation)                                      Number)             Identification Number)

196 WEST ASHLAND STREET, DOYLESTOWN, PA 18901
(Address of principal executive offices)

267-864-7737
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if changed since last report)

ITEM 2.01 Completion of Acquisition of Assets

The Italian Oven Inc., through its subsidiary Italian Oven Financial Inc., acquired 25% of the stock of Soluciones Faciles, Sociedad Anonima, a Costa Rican corporation .  Soluciones Faciles offers short term "fee for origination" micro-loans, known in the United States as "payday loans."  The primary consideration provided to Soluciones Faciles is that Italian Oven Financial, Inc., will be contractually obligated to provide Soluciones Faciles management consulting services for a period of three (3) years while the other shareholders provide funding to the company.

Soluciones Faciles already began to provide and funds loans, but the company has not been in business to determine an estimated annual default rate on the loans.  Soluciones Faciles believes that default rates will be lower than in the United Staes due to a judicial system in Costa Rica that allows a judgment creditor to place an embargo on assets at all banking institutions.  However, the Company has not been operating long enough to determine whether defaults will impair the ability to profit.  As such, IOVE considers the business to be speculative.

IOVE's common stock is structured as follows:

Total number of common shares:  938,291,700
Restricted common belonging to My Pleasure Limited, United Kingdom:  500,000,000
Public float shares:  325,161,800 (held by CEDE & Company)
Certificate shares:  113,129,900 (70,546,600 restricted, 42,583,300 unrestricted)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act
of 1934, the registrant has duly caused this report to be
signed on its behalf by the undersigned hereunto duly authorized.

Dated:   August 19, 2009

THE ITALIAN OVEN, INC.

By: /s/ Joanna Chmielewska
Joanna Chmielewska, President

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          AIM:   IOVNinvestors
          ICQ:   576757259
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          MSN:  theitalianoven (at) live.com
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          web:  www.theitalianoveninc.com
          fax:  1-267-371-5168